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                                                                      EXHIBIT 16



August 22, 1996



Securities and Exchange Commission


450 Fifth Street, N.W.


Washington, D.C. 20549



Gentlemen:



     We have read the statements made by CN Biosciences, Inc. (formerly Calbiochem-Novabiochem International, Inc.) under the caption "Change in Accountants" in the Registration Statement on Form S-1, which we understand will be filed with the Commission. We agree with the statements concerning our Firm in such Registration Statement.



                                          Very truly yours,



                                          Coopers & Lybrand L.L.P.